Exhibit 99.1

Investor Contact:	Cori Lin, Crocs, Inc.
(303) 848-5053
clin@crocs.com

PR Contact:	Melissa Layton, Crocs, Inc.
(303) 848-7885
mlayton@crocs.com

Crocs, Inc. Reports Fiscal 2020 Second Quarter Results

Diluted EPS Increased 51% to $0.83
Operating Income Grew 18%
Record E-Commerce Revenue Growth of 68%
___________________________________________________________________________

BROOMFIELD, COLORADO — July 30, 2020 — Crocs, Inc. (NASDAQ: CROX), a world leader in innovative casual footwear for men, women, and children, today announced its second quarter 2020 financial results.

Andrew Rees, President and Chief Executive Officer, said, “Amidst unprecedented market conditions globally, we delivered exceptional performance in our Americas and e-commerce businesses and increased profit despite a very challenging environment. Our performance demonstrates the strength of the Crocs brand and underscores the work we’ve done expanding the desirability, relevance, and consideration of our brand and product offering globally.”

Q2 Highlights

•Global revenues were $331.5 million, declining 7.6% from the second quarter of 2019, or 6.0% on a constant currency basis. Four out of five of our key geographies delivered revenue growth - United States, Korea, China, and Germany.
•Global e-commerce revenue increased by 67.7% with strong growth in all regions.
•Operating margin rose approximately 380 basis points to 17.1% and adjusted operating margin increased approximately 800 basis points to 22.3%.
•Diluted earnings per share grew 50.9% to $0.83, or 71.2% to $1.01 on an adjusted basis.
•Cash flow from operations nearly doubled.

COVID-19 Update on Operations

As described during our first quarter earnings conference call and subsequent updates, COVID-19 has impacted the Crocs business globally, including through store closures or reduced operating hours and decreased retail traffic. Most of our 360 company-operated stores were closed for some period during the second quarter, as well as many partner stores and wholesale customers’ doors. As of June 30, 2020, 98% of our company-operated stores were open. Additional detail by region on company-operated stores is below.

•Americas. Our company-operated stores closed in mid-March and started to reopen in mid-May. Currently, the majority of our stores in the United States are open.
•Asia. Outside of China and Korea, most of our company-operated stores were closed for the majority of the quarter.
•EMEA. Our company-operated stores in Western Europe closed in mid-April and reopened in mid-May, while stores in Russia closed in early April and reopened in early June.

While many brick-and-mortar stores were closed, Crocs.com and other digital commerce platforms remained open. We saw record quarterly sales in e-commerce as well as strong sell-through in e-tail and wholesale partner e-commerce sites, as consumers migrated to online shopping. These strong growth rates have recently started to temper as brick-and-mortar has started to reopen.

As outlined during our first quarter earnings call, we focused on positioning the business for both short- and long-term success. Our leadership quickly established both a defensive and offensive playbook that we began to implement in early March. The defensive measures are now complete and our offensive playbook has started to show results, as evidenced by our second quarter performance.

Second Quarter 2020 Operating Results:

•Revenues were $331.5 million, a decline of 7.6% from the second quarter of 2019, or 6.0% on a constant currency basis. E-commerce revenue grew 67.7%, while wholesale revenue declined 19.5% and retail revenue declined 41.8% due to COVID-19 related store closures. Retail comparable store sales on a constant currency basis grew 10.5% upon re-opening.
•Gross margin was 54.3%, an increase of 150 basis points from last year’s second quarter. Adjusted gross margin was 55.2%, which excludes $3.2 million or 100 basis points of non-recurring expenditures for COVID-19-related inventory charges in Asia and costs related to our U.S. distribution center. Adjusted gross margin rose 160 basis points compared to last year’s second quarter, benefiting from product mix, higher prices on certain product, and lower levels of promotions and discounts. For a reconciliation of gross margin to adjusted gross margin, see the ‘Non-GAAP cost of sales, gross profit, and gross margin reconciliation’ schedule below.
•Selling, general and administrative expenses (“SG&A”) were $123.3 million, down from $141.5 million in the second quarter of 2019, as we reduced expenses during the pandemic. SG&A included non-GAAP adjustments of $14.0 million compared to $0.2 million in last year’s second quarter. Most charges were a result of $8.2 million of frontline healthcare product donations. Our adjusted SG&A was or 33.0% of revenues versus 39.4%, in last year’s second quarter. For a reconciliation of SG&A to adjusted SG&A, see the ‘Non-GAAP selling, general and administrative expenses reconciliation’ schedule below.
•Income from operations increased 18.3% to $56.6 million from $47.8 million in the second quarter of 2019, and operating margin rose 380 basis points to 17.1%. Excluding non-GAAP gross margin and SG&A charges, adjusted income from operations rose 44.2% to $73.8 million and adjusted operating margin was 22.3% compared to 14.3% in the second quarter of 2019, as detailed on the 'Non-GAAP income from operations and operating margin reconciliation' schedule below.
•Diluted earnings per share increased 50.9% to $0.83, as compared with $0.55 in the second quarter of 2019. Excluding non-GAAP charges, adjusted diluted earnings per share was $1.01, or 71.2%, above the $0.59 in the second quarter of 2019, as detailed on the 'Non-GAAP earnings per share reconciliation' schedule below.

Balance Sheet and Cash Flow Highlights:

•Cash and cash equivalents were $151.4 million as of June 30, 2020, compared to $108.3 million as of December 31, 2019.
•Inventory decreased to $146.8 million as of June 30, 2020, compared to $172.0 million as of December 31, 2019.
•Capital expenditures during the six months ended June 30, 2020, were $24.3 million, compared to $18.7 million during the same period in 2019.
•At June 30, 2020, there were $275.0 million of borrowings outstanding on our credit facility after reducing borrowings by $75.0 million during the second quarter. We have ample liquidity, including $151.4 million in cash and cash equivalents and up to $224.4 million of available borrowings under our facility.

Share Repurchase Activity

As previously announced, we temporarily suspended share repurchases to preserve maximum liquidity and flexibility. During the second quarter of 2020, we did not repurchase any shares. As of June 30, 2020, approximately $469 million remained on our share repurchase authorization.

Investments to Support Long-Term Growth

During the second quarter of 2020, we opened our new global headquarters in Broomfield, Colorado, less than 20 miles outside of downtown Denver. The state-of-the-art facility will allow us to significantly expand our ability to attract talent. We also entered into a lease for a new distribution center adjacent to our existing facility in Dayton, Ohio. The new facility will be dedicated to e-commerce fulfillment and will significantly increase our distribution capacity in the Americas. Finally, we anticipate completing the relocation of our distribution center in the Netherlands in 2021.

Financial Outlook:

Given the continued disruption and global uncertainty related to COVID-19, we previously withdrew the guidance provided on February 27, 2020. We are not providing third quarter guidance. However, excluding the impact of any future shutdowns in major markets for full year 2020, we expect:

•Revenue: Revenue for the remainder of 2020 to be approximately flat compared to the back-half of 2019
•Tax: A tax rate of 11% for 2020
•Inventory: Inventory to be constrained throughout the remainder of 2020 reflecting our decision to significantly reduce inventory purchases as a result of the pandemic
•Capital Expenditures: Approximately $50 million, which reflects investment to support future growth that we had previously deferred

Conference Call Information:

A conference call to discuss second quarter 2020 results is scheduled for today, Thursday, July 30, 2020 at 8:30 am ET. The call participation number is (877) 790-7808. A replay of the conference call will be available approximately two hours after the completion of the call at (800) 585-8367. International participants can dial (647) 689-5638 to take part in the conference call and can access a replay of the call at (416) 621-4642. All of these calls will require the input of the conference identification number 4756429. The call will also be streamed live on the Crocs website, www.crocs.com. This audio webcast will remain available at www.crocs.com through July 30, 2021.

About Crocs, Inc.:

Crocs, Inc. (Nasdaq: CROX) is a world leader in innovative casual footwear for women, men, and children, combining comfort and style with a value that consumers know and love. The vast majority of shoes within Crocs’ collection contains Croslite™ material, a proprietary, molded footwear technology, delivering extraordinary comfort with each step.

In 2020, Crocs declares that expressing yourself and being comfortable are not mutually exclusive. To learn more about Crocs or our global Come As You Are™ campaign, please visit www.crocs.com or follow @Crocs on Facebook, Instagram, and Twitter.

Forward Looking Statements:

This press release includes estimates, projections, statements relating to our business plans, objectives, and expected operating results that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements regarding potential impacts to our business related to the COVID-19 pandemic, our financial condition, brand and liquidity outlook and expectations regarding our 2020 revenue, tax rate, inventory, and capital expenditures. These statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the following: the COVID-19 outbreak and related government, private sector, and individual consumer responsive actions; current global financial conditions, including economic impacts resulting from the COVID-19 outbreak; the effect of competition in our industry; our ability to effectively manage our future growth or declines in revenues; changing consumer preferences; our ability to maintain and expand revenues and gross margin; our ability to accurately forecast consumer demand for our products; our ability to successfully implement our strategic plans; our ability to develop and sell new products; our ability to obtain and protect intellectual property rights; the effect of potential adverse currency exchange rate fluctuations and other international operating risks; and other factors described in our most recent Annual Report on Form 10-K under the heading “Risk Factors” and our subsequent filings with the Securities and Exchange Commission. Readers are encouraged to review that section and all other disclosures appearing in our filings with the Securities and Exchange Commission.

All information in this document speak only as of the date of this press release. We do not undertake any obligation to update publicly any forward-looking statements.

Category:Investors

CROCS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenues	$331,549	$358,899	$612,709	$654,848
Cost of sales	151,616	169,520	298,614	327,854
Gross profit	179,933	189,379	314,095	326,994
Selling, general and administrative expenses	123,338	141,548	236,688	246,585
Income from operations	56,595	47,831	77,407	80,409
Foreign currency losses, net	(687)	(261)	(918)	(1,478)
Interest income	49	131	146	326
Interest expense	(2,170)	(2,421)	(4,091)	(4,238)
Other income (expense), net	907	(604)	928	(14)
Income before income taxes	54,694	44,676	73,472	75,005
Income tax expense (benefit)	(1,857)	5,478	5,830	11,097
Net income	$56,551	$39,198	$67,642	$63,908
Net income per common share:
Basic	$0.84	$0.55	$1.00	$0.89
Diluted	$0.83	$0.55	$0.99	$0.87
Weighted average common shares outstanding:
Basic	67,416	70,936	67,674	71,967
Diluted	68,038	71,915	68,664	73,369

CROCS, INC. AND SUBSIDIARIES
EARNINGS PER SHARE
(UNAUDITED)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Numerator:
Net income	$56,551	$39,198	$67,642	$63,908
Denominator:
Weighted average common shares outstanding - basic	67,416	70,936	67,674	71,967
Plus: Dilutive effect of stock options and unvested restricted stock units	622	979	990	1,402
Weighted average common shares outstanding - diluted	68,038	71,915	68,664	73,369

Net income per common share:
Basic	$0.84	$0.55	$1.00	$0.89
Diluted	$0.83	$0.55	$0.99	$0.87

CROCS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands, except share and par value amounts)

	June 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$151,370	$108,253
Accounts receivable, net of allowances of $24,997 and $18,797, respectively	160,279	108,199
Inventories	146,804	172,028
Income taxes receivable	3,809	1,341
Other receivables	10,433	8,711
Restricted cash - current	1,690	1,500
Prepaid expenses and other assets	19,545	25,350
Total current assets	493,930	425,382
Property and equipment, net of accumulated depreciation and amortization of $83,306 and $79,604, respectively	52,136	47,405
Intangible assets, net of accumulated amortization of $90,677 and $82,760, respectively	43,773	47,095
Goodwill	1,581	1,578
Deferred tax assets, net	24,218	24,747
Restricted cash	1,759	2,292
Right-of-use assets	183,490	182,228
Other assets	9,997	8,075
Total assets	$810,884	$738,802

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$83,221	$95,754
Accrued expenses and other liabilities	94,233	108,677
Income taxes payable	6,357	4,207
Current operating lease liabilities	49,168	48,585
Total current liabilities	232,979	257,223
Long-term income taxes payable	4,133	4,522
Long-term borrowings	275,000	205,000
Long-term operating lease liabilities	141,887	140,148
Other liabilities	1	4
Total liabilities	654,000	606,897
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.001 per share, 5.0 million shares authorized including 1.0 million authorized as Series A Convertible Preferred Stock, none outstanding	—	—
Common stock, par value $0.001 per share, 250.0 million shares authorized, 104.9 million and 104.0 million issued, 67.5 million and 68.2 million outstanding, respectively	105	104
Treasury stock, at cost, 37.5 million and 35.8 million shares, respectively	(587,940)	(546,208)
Additional paid-in capital	502,958	495,903
Retained earnings	308,127	240,485
Accumulated other comprehensive loss	(66,366)	(58,379)
Total stockholders’ equity	156,884	131,905
Total liabilities and stockholders’ equity	$810,884	$738,802

CROCS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Six Months Ended June 30,
	2020	2019
Cash flows from operating activities:
Net income	$67,642	$63,908
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,499	11,865
Operating lease cost	30,213	29,679
Inventory donations	8,821	5
Provision for doubtful accounts, net	6,507	988
Share-based compensation	5,942	7,401
Other non-cash items	2,029	(1,627)
Changes in operating assets and liabilities:
Accounts receivable	(62,146)	(73,000)
Inventories	11,240	(9,955)
Prepaid expenses and other assets	1,002	(912)
Accounts payable, accrued expenses and other liabilities	(15,316)	26,548
Operating lease liabilities	(29,166)	(34,732)
Cash provided by operating activities	40,267	20,168
Cash flows from investing activities:
Purchases of property, equipment, and software	(24,328)	(18,722)
Proceeds from disposal of property and equipment	434	260
Other	(116)	—
Cash used in investing activities	(24,010)	(18,462)
Cash flows from financing activities:
Proceeds from bank borrowings	150,000	95,000
Repayments of bank borrowings	(80,000)	—
Dividends—Series A convertible preferred stock (1)	—	(2,985)
Repurchases of common stock	(39,159)	(108,475)
Other	(1,964)	(1,635)
Cash provided by (used in) financing activities	28,877	(18,095)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(2,360)	410
Net change in cash, cash equivalents, and restricted cash	42,774	(15,979)
Cash, cash equivalents, and restricted cash—beginning of period	112,045	127,530
Cash, cash equivalents, and restricted cash—end of period	$154,819	$111,551
(1) For the six months ended June 30, 2019, represents $3.0 million paid to induce conversion of Series A Convertible Preferred Stock to common stock.

CROCS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

In addition to financial measures presented on the basis of accounting principles generally accepted in the United States of America (“GAAP”), we present “Non-GAAP cost of sales,” “Non-GAAP gross profit,” “Non-GAAP gross margin,” “Non-GAAP selling, general, and administrative expenses,” “Non-GAAP net income,” “Non-GAAP income from operations”, “Non-GAAP operating margin,” “Non-GAAP weighted average common shares outstanding - basic and diluted,” and “Non-GAAP basic and diluted net income per common share,” which are non-GAAP financial measures. Non-GAAP results exclude the impact of items that management believes affect the comparability or underlying business trends in our condensed consolidated financial statements in the periods presented.

We also present certain information related to our current period results of operations through “constant currency,” which is a non-GAAP financial measure and should be viewed as a supplement to our results of operations and presentation of reportable segments under GAAP. Constant currency represents current period results that have been retranslated using exchange rates used in the prior year comparative period to enhance the visibility of the underlying business trends excluding the impact of foreign currency exchange rate fluctuations.

Management uses non-GAAP results to assist in comparing business trends from period to period on a consistent basis in communications with the board of directors, stockholders, analysts, and investors concerning our financial performance. We believe that these non-GAAP measures are useful to investors and other users of our condensed consolidated financial statements as an additional tool for evaluating operating performance and trends. For the three and six months ended June 30, 2020, management believes it is helpful to evaluate our results excluding the impacts of various adjustments relating to special or non-recurring items. Investors should not consider these non-GAAP measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

CROCS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(UNAUDITED)

Non-GAAP cost of sales, gross profit, and gross margin reconciliation:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(in thousands)
GAAP revenues	$331,549	$358,899	$612,709	$654,848

GAAP cost of sales	$151,616	$169,520	$298,614	$327,854
New distribution centers (1)	(812)	$(3,138)	(1,739)	(4,303)
COVID-19 inventory write-off (2)	(2,396)	—	(2,396)	—
Other	—	(23)	—	(133)
Total adjustments	(3,208)	(3,161)	(4,135)	(4,436)
Non-GAAP cost of sales	$148,408	$166,359	$294,479	$323,418

GAAP gross profit	$179,933	$189,379	$314,095	$326,994
GAAP gross margin	54.3%	52.8%	51.3%	49.9%

Non-GAAP gross profit	$183,141	$192,540	$318,230	$331,430
Non-GAAP gross margin	55.2%	53.6%	51.9%	50.6%
(1) Represents non-recurring expenses, including expansion costs, related to our distribution centers in Dayton, Ohio and Dordrecht, the Netherlands.
(2) Represents an inventory write-off in our Asia Pacific segment associated with the impact of COVID-19.

Non-GAAP selling, general and administrative expenses reconciliation:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(in thousands)
GAAP revenues	$331,549	$358,899	$612,709	$654,848

GAAP selling, general and administrative expenses	$123,338	$141,548	$236,688	$246,585
Donations of inventory	(8,218)	—	(9,920)	—
COVID-19 severance costs	(2,403)	—	(2,403)
COVID-19 impact of bad debt expense (1)	(1,708)	—	(4,481)	—
Other COVID-19 costs (2)	(644)	—	(644)	—
Duplicate headquarters rent (3)	(487)	—	(694)	—
Non-recurring expenses associated with cost reduction initiatives in 2019	—	(204)	—	(889)
Other	(550)	—	(481)	—
Total adjustments	(14,010)	(204)	(18,623)	(889)
Non-GAAP selling, general and administrative expenses (4)	$109,328	$141,344	$218,065	$245,696

GAAP selling, general and administrative expenses as a percent of revenues	37.2%	39.4%	38.6%	37.7%
Non-GAAP selling, general and administrative expenses as a percent of revenues	33.0%	39.4%	35.6%	37.5%
(1) Represents bad debt expense associated with the impact of COVID-19 on wholesale partners in our Asia Pacific and Americas segments.
(2) Represents costs incurred in response to the COVID-19, including hazard pay, cleaning costs, and legal costs.

(3) Represents ongoing duplicate rent costs associated with our move to our new headquarters in Broomfield, Colorado, while we conclude the lease for our former headquarters in Niwot, Colorado.
(4) Non-GAAP selling, general and administrative expenses are presented gross of tax.

Non-GAAP income from operations and operating margin reconciliation:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(in thousands)
GAAP revenues	$331,549	$358,899	$612,709	$654,848

GAAP income from operations	$56,595	$47,831	$77,407	$80,409
Non-GAAP cost of sales adjustments (1)	3,208	3,161	4,135	4,436
Non-GAAP selling, general and administrative expenses adjustments (2)	14,010	204	18,623	889
Non-GAAP income from operations	$73,813	$51,196	$100,165	$85,734

GAAP operating margin	17.1%	13.3%	12.6%	12.3%
Non-GAAP operating margin	22.3%	14.3%	16.3%	13.1%
(1) See 'Non-GAAP cost of sales, gross profit, and gross margin reconciliation' above for more details.
(2) See 'Non-GAAP selling, general and administrative expenses reconciliation' above for more details.

Non-GAAP earnings per share reconciliation:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(in thousands, except per share data)
Numerator:
GAAP net income	$56,551	$39,198	$67,642	$63,908
Non-GAAP cost of sales adjustments (1)	3,208	3,161	4,135	4,436
Non-GAAP selling, general and administrative expenses adjustments (2)	14,010	204	18,623	889
Non-GAAP other income adjustment (3)	(919)	—	(919)	—
Tax effect of non-GAAP adjustments (4)	(4,075)	—	(5,460)	—
Non-GAAP net income	$68,775	$42,563	$84,021	$69,233
Denominator:
GAAP weighted average common shares outstanding - basic	67,416	70,936	67,674	71,967
Plus: GAAP dilutive effect of stock options and unvested restricted stock units	622	979	990	1,402
GAAP weighted average common shares outstanding - diluted	68,038	71,915	68,664	73,369

GAAP net income per common share:
Basic	$0.84	$0.55	$1.00	$0.89
Diluted	$0.83	$0.55	$0.99	$0.87

Non-GAAP net income per common share:
Basic	$1.02	$0.60	$1.24	$0.96
Diluted	$1.01	$0.59	$1.22	$0.94
(1) See 'Non-GAAP cost of sales, gross profit, and gross margin reconciliation' above for more information.
(2) See 'Non-GAAP selling, general and administrative expenses reconciliation' above for more information.
(3) Represents a fair value adjustment associated with our donations of inventory.
(4) In the three months and six months ended June 30, 2019, non-GAAP adjustments were in jurisdictions subject to a full valuation allowance, and thus had no material net tax impact.

CROCS, INC. AND SUBSIDIARIES
REVENUES BY SEGMENT
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,		% Change		Constant Currency % Change (1)
	2020	2019	2020	2019	Q2 2020-2019	YTD 2020-2019	Q2 2020-2019	YTD 2020-2019
	(in thousands)
Americas:
Wholesale	$67,428	$69,957	$158,233	$141,186	(3.6)%	12.1%	(2.6)%	13.3%
Retail	34,220	65,900	68,839	103,976	(48.1)%	(33.8)%	(48.0)%	(33.8)%
E-commerce	69,936	34,583	92,236	54,404	102.2%	69.5%	102.6%	69.8%
Total Americas	171,584	170,440	319,308	299,566	0.7%	6.6%	1.2%	7.2%
Asia Pacific:
Wholesale	35,282	63,862	80,863	132,812	(44.8)%	(39.1)%	(43.1)%	(37.3)%
Retail	21,805	26,865	31,991	40,768	(18.8)%	(21.5)%	(15.7)%	(18.5)%
E-commerce	36,486	27,697	46,179	35,891	31.7%	28.7%	34.6%	31.7%
Total Asia Pacific	93,573	118,424	159,033	209,471	(21.0)%	(24.1)%	(18.7)%	(21.8)%
EMEA
Wholesale	42,166	46,136	98,877	110,627	(8.6)%	(10.6)%	(5.3)%	(7.6)%
Retail	4,187	10,688	8,181	16,105	(60.8)%	(49.2)%	(59.5)%	(48.0)%
E-commerce	20,023	13,137	27,218	18,953	52.4%	43.6%	57.6%	48.1%
Total EMEA	66,376	69,961	134,276	145,685	(5.1)%	(7.8)%	(1.8)%	(4.8)%
Total segment revenues	331,533	358,825	612,617	654,722	(7.6)%	(6.4)%	(6.0)%	(4.7)%
Other businesses	16	74	92	126	(78.4)%	(27.0)%	(78.4)%	(27.0)%
Total consolidated revenues	$331,549	$358,899	$612,709	$654,848	(7.6)%	(6.4)%	(6.0)%	(4.7)%

Total wholesale	$144,892	$180,029	$338,065	$384,751	(19.5)%	(12.1)%	(17.7)%	(10.2)%
Total retail	60,212	103,453	109,011	160,849	(41.8)%	(32.2)%	(40.8)%	(31.3)%
Total e-commerce	126,445	75,417	165,633	109,248	67.7%	51.6%	69.8%	53.6%
Total consolidated revenues	$331,549	$358,899	$612,709	$654,848	(7.6)%	(6.4)%	(6.0)%	(4.7)%
(1) Reflects year over year change as if the current period results were in constant currency, which is a non-GAAP financial measure. See ‘Reconciliation of GAAP Measures to Non-GAAP Measures’ above for more information.

CROCS, INC. AND SUBSIDIARIES
RETAIL STORE COUNTS
(UNAUDITED)

	March 31, 2020	Opened	Closed	June 30, 2020
Type:
Outlet stores	194	3	6	191
Retail stores	108	2	6	104
Kiosk/store in store	65	—	—	65
Total	367	5	12	360
Operating segment:
Americas	166	1	2	165
Asia Pacific	146	4	8	142
EMEA	55	—	2	53
Total	367	5	12	360

	December 31, 2019	Opened	Closed/Transferred	June 30, 2020
Type:
Outlet stores	193	5	7	191
Retail stores	109	3	8	104
Kiosk/store-in-store	65	1	1	65
Total	367	9	16	360
Operating segment:
Americas	165	2	2	165
Asia Pacific	145	5	8	142
EMEA	57	2	6	53
Total	367	9	16	360

CROCS, INC. AND SUBSIDIARIES
DIGITAL SALES PERCENTAGE, COMPARABLE RETAIL STORE SALES, AND DIRECT-TO-CONSUMER COMPARABLE SALES
(UNAUDITED)

Digital sales, which includes sales through our company-owned website, third party marketplaces, and e-tailers, as a percent of total revenues, by operating segment were:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Digital sales as a percent of total revenues:
Americas	58.4%	30.7%	44.8%	28.7%
Asia Pacific	46.6%	30.9%	37.5%	25.7%
EMEA	63.4%	40.3%	50.7%	35.9%
Global	56.1%	32.6%	44.2%	29.4%

Comparable retail store sales and direct-to-consumer store sales by operating segment are shown below. Consistent with our definition of comparable store sales described in a footnote to the below tables, these results include 94 comparable stores in April, 110 comparable stores in May, and 247 comparable stores in June.

	Constant Currency (1)
	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Comparable retail store sales: (2)
Americas	18.2%	17.6%	21.0%	15.6%
Asia Pacific	8.5%	0.7%	(2.8)%	0.3%
EMEA	(14.0)%	8.2%	(6.5)%	8.6%
Global	10.5%	11.8%	9.0%	10.6%

	Constant Currency (1)
	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Direct-to-consumer comparable sales (includes retail and e-commerce): (2)
Americas	74.9%	20.8%	49.9%	18.7%
Asia Pacific	22.7%	3.5%	13.9%	3.0%
EMEA	40.6%	14.5%	32.7%	16.0%
Global	49.1%	14.2%	34.7%	13.5%
(1) Reflects period over period change as if the current period results were in constant currency, which is a non-GAAP financial measure. See ‘Reconciliation of GAAP Measures to Non-GAAP Measures’ above for more information.
(2) Comparable store status is determined on a monthly basis. Comparable store sales include the revenues of stores that have been in operation for more than twelve months. Stores in which selling square footage has changed more than 15% as a result of a remodel, expansion, or reduction are excluded until the thirteenth month in which they have comparable prior year sales. Temporarily closed stores are excluded from the comparable store sales calculation during the month of closure. Location closures in excess of three months are excluded until the thirteenth month post re-opening. E-commerce revenues are based on same site sales period over period.